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              CELLULAR TELECOM CORPORATION d/b/a INTELLICELL CORP.
                           LOAN AND SECURITY AGREEMENT

          This Agreement is between the undersigned Borrower and the undersigned Lender concerning loans and other credit accommodations to be made by Lender to Borrower.

SECTION 1. PARTIES

     1.1 The "Borrower" is the person, firm, corporation or other entity, identified as the Borrower in Section 10.6(c) and its successors and assigns. If more than one Borrower is specified in Section 10.6(c), all references to Borrower shall mean each of them, jointly and severally, individually and collectively, and the successors and assigns of each.

     1.2 The "Lender" is The CIT Group/Credit Finance, Inc. and its successors and assigns. SECTION 2. LOANS AND OTHER CREDIT ACCOMMODATIONS

SECTION 2. LOANS AND OTHER CREDIT ACCOMODATIONS

     2.1 Revolving Loans. Lender shall, subject to the terms and conditions contained herein, make revolving loans to Borrower ("Revolving Loans") in amounts requested by Borrower from time to time, but not in excess of the Net Availability existing immediately prior to the making of the requested loan and provided the requested loan would not cause the outstanding Obligations to exceed the Maximum Credit.

          (a) The "Maximum Credit" is set forth in Section 10.1(a) hereof.

          (b) The "Gross Availability" shall be calculated at any time as the product obtained by multiplying the outstanding amount of Eligible Accounts, net of all taxes, discounts, allowances and credits given or claimed, by the Eligible Accounts Percentage set forth in Section 10.1(b) (subject to the sublimits on availability relating to certain Eligible Accounts, as more fully set forth in Section lO.l(d)), plus: the product(s) obtained by multiplying the applicable Eligible Inventory Percentage(s), if any, set forth in Section 10.1(b) by the values (as determined by Lender based on the lower of cost or market) of Eligible Inventory, but the amount so added shall not exceed any sub-limits set forth in Section lO.l(c), minus: any Reserves.



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          (c) The "Net Availability" shall be calculated at any time as an amount equal to the Gross Availability minus the aggregate amount of all then-outstanding Obligations to Lender other than the then outstanding principal balance of the Term Loan, if any.

          (d) "Eligible Accounts" are accounts created by Borrower in the ordinary course of its business which are and remain acceptable to Lender for lending purposes. General criteria for Eligible Accounts are set forth below but may be revised from time to time by Lender, in its sole judgment, on fifteen
(15) days' prior written notice to Borrower. Lender shall, in general, except as otherwise set forth elsewhere in this Agreement, deem accounts to be Eligible Accounts if: (1) such accounts arise from bona fide completed transactions and have not remained unpaid for more than the number of days after the invoice date and otherwise satisfy the criteria set forth in Section 10.1(d); (2) the amounts of the accounts reported to Lender are absolutely owing to Borrower and do not arise from sales on consignment, guaranteed sale or other terms under which payment by the account debtors may be conditional or contingent; (3) the account debtor's chief executive office or principal place of business is located in the United States or Canada (excluding Quebec), or if the account debtor's chief executive office or principal place of business is located other than in the United States or Canada (excluding Quebec), such accounts are secured by a letter of credit issued or confirmed by a domestic bank acceptable to Lender, containing terms and conditions acceptable to Lender and Lender has physical possession of the original letter of credit and Lender has a perfected lien upon and security interest in the proceeds of such letter of credit; (4) such accounts do not arise from progress billings or retainages or bill and hold sales; (5) there are no contra relationships (other than in respect of account debtors that have submitted no-offset letters to Lender which have been accepted or approved by Lender), setoffs, counterclaims or disputes (other than usual and customary discounts offered by Borrower to its customers for prompt payment not exceeding two percent (2%) of the invoice amount, in the ordinary course of business, which are set forth on the invoice issued by Borrower) existing with respect thereto and there are no other facts existing or threatened which would impair or delay the collectibility of all or any portion thereof; (6) the goods giving rise thereto were not at the time of the sale subject to any liens except those permitted in this Agreement; (7) such accounts are not accounts with respect to which the account debtor or any officer or employee thereof is an officer, employee or agent of or is affiliated with Borrower, directly or indirectly, whether by virtue of family membership, ownership, control, management or otherwise; (8) such accounts are not accounts with respect to which the account debtor is the United States or any State or political subdivision thereof or any department, agency or

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instrumentality of the United States, any State or political subdivision, unless there has been compliance with the Assignment of Claims Act or any similar State or local law, if applicable; (9) Borrower has delivered to Lender or Lender's representative such original documents as Lender may have requested pursuant to
Section 5.8 hereof in connection with such accounts and Lender shall have received a verification of such account, satisfactory to it, if sent to the account debtor or any other obligor or any bailee pursuant to Section 5.4 hereof; (10) there are no facts existing or threatened and known to Borrower or Lender which might result in any material adverse change in the account debtor's financial condition; (11) such accounts owed by a single account debtor or its affiliates, other than Downtown Cellular Corp., do not represent more than twenty (20%) percent of all otherwise Eligible Accounts (accounts excluded from Eligible Accounts solely by reason of this subsection (11) shall nevertheless be considered Eligible Accounts to the extent of the amount of such accounts which does not exceed twenty (20%) percent of all otherwise Eligible Accounts); (12) such accounts are not owed by an account debtor who is or whose affiliates are past due upon other accounts owed to Borrower comprising more than fifty (50%) percent of the accounts of such account debtor or its affiliates owed to Borrower; (13) such accounts are owed by account debtors whose total indebtedness to Borrower does not exceed the amount of any customer credit limits as established, and changed, from time to time by Lender on notice to Borrower (accounts excluded from Eligible Accounts solely by reason of this subsection (13) shall nevertheless be considered Eligible Accounts to the extent the amount of such accounts does not exceed such customer credit limit); (14) such accounts are owed by account debtors deemed credit-worthy at all times by Lender.

          (e) "Eligible Inventory" is inventory 100% owned by Borrower which is and remains acceptable to Lender, in Lender's sole discretion, for lending purposes, is located at one of the addresses set forth in Section 10.6(e), and meets all of the general criteria for Eligible Inventory set forth below, which criteria may be revised from time to time by Lender, in its sole discretion, on fifteen (15) days' prior written notice to Borrower:

               (i) Such inventory has been purchased and received by Borrower, and is held by Borrower free and clear of all liens and claims whatever except the lien of Lender and Permitted Liens (defined below), except that inventory which is in-transit to Borrower and which would otherwise qualify as Eligible Inventory will so qualify provided that (a) it is backed by a letter of credit issued through Lender or paid for in full in advance by Borrower, (b) Lender is satisfied that title has passed to Borrower, and (c) Borrower has prepaid all applicable freight charges;

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               (ii) Such inventory is in merchantable condition, not obsolete or slow-moving, not defective, and is usable for the purposes for which it has been purchased, held and processed;

               (iii) Such inventory has not been returned by any purchaser as the subject of any defense or claim on the basis that it is defective or not merchantable or fit for the purposes for which sold;

               (iv) Borrower continues to hold the inventory for sale in the ordinary course of business, with the reasonable expectation that it will be sold;

               (v) Such inventory has not been shipped (whether or not an account receivable has arisen), and has not been sold or delivered under any contract or in any transaction which, as of any date of reference, has given rise to an account, contract right or general intangible in the hands of Borrower;

               (vi) Such inventory is not held for sale to any affiliate of Borrower;

               (vii) Such inventory is not located in a country other than the United States.

               (viii) Such inventory is not located or warehoused in a location where Borrower has not obtained a landlord's, mortgagee's or bailee's waiver, as the case may be, in form and substance satisfactory to, and in favor of, Lender.

          (f) In addition to the $750,000.00 reserve against Gross Availability deducted by Lender on the date hereof as a dilution reserve ("Dilution Reserve"), Lender shall have a continuing right to deduct reserves in determining the Gross Availability (collectively "Reserves"), and to increase and decrease such Reserves from time to time, if and to the extent that, in Lender's sole judgement, such Reserves are necessary to protect Lender against any state of facts which does, or would, with notice or passage of time or both, constitute an Event of Default or have an adverse effect on any Collateral. Lender may, at its option, implement Reserves by designating as ineligible a sufficient amount of accounts or inventory which would otherwise be Eligible Accounts or Eligible Inventory so as to reduce Gross Availability by the amount of the intended Reserve.

          (g) Subject to the terms and conditions hereof, including but not limited to the existence of sufficient Gross and Net Availability, Borrower agrees to borrow amounts from time to time such that the outstanding Revolving Loans shall at all times equal or exceed the principal amount set forth in Section lO.l(e) as the Minimum Borrowing. Borrower covenants, represents

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and warrants to Lender that it will maintain Gross and Net Availability at all times in amounts sufficient to permit Borrower to comply with the Minimum Borrowing requirement.

     2.2 Term Loan. The amount of any term loan being made by Lender to Borrower is set forth in Section 10.2 ("Term Loan"). Such Term Loan shall be evidenced by a promissory note (the "Promissory Note") delivered by Borrower to Lender and shall be repaid, together with interest and other amounts, in accordance with this Agreement and the Promissory Note.

     2.3 Accommodations.

          (a) Lender may, in its sole discretion, issue or cause to be issued, from time to time at Borrower's request and on terms and conditions and for purposes satisfactory to Lender, credit accommodations consisting of letters of credit, bankers' acceptances, merchandise purchase guaranties or other guaranties or indemnities for Borrower's account ("Accommodations"). Borrower shall execute and perform additional agreements relating to the Accommodations in form and substance acceptable to Lender and the issuer of any Accommodations, all of which shall supplement the rights and remedies granted herein. Any payments made by Lender or any affiliate of Lender in connection with the Accommodations shall constitute additional Revolving Loans to Borrower.

          (b) In addition to the fees and costs of any issuer in connection with issuing or administering Accommodations, Borrower shall pay monthly to Lender, on the first day of each month, a charge on open Accommodations at the rate per annum set forth in Section 10.3(a) (the "Accommodation Charges").

          (c) No Accommodation will be issued unless the full amount of the Accommodation requested, plus fees and costs for issuance, is less than the Net Availability existing immediately prior to the issuance of the requested Accommodation, or if the requested Accommodation would cause the outstanding Obligations to exceed the Maximum Credit, or cause the open amount of Accommodations to exceed, at any time, the Accommodation sublimit set forth in
Section 10.3(b).

          (d) All indebtedness, liabilities and obligations of any sort whatsoever, however arising, whether present or future, fixed or contingent, secured or unsecured, due or to become due, paid or incurred, arising or incurred in connection with any Accommodation shall be included in the term "Obligations", as defined herein, and shall include, without limitation, (i) all amounts due or which may become due under any Accommodation; (ii) all amounts charged or chargeable to Borrower or to Lender by any bank, other financial institution or correspondent bank which opens, issues or is involved with such Accommodations; (iii)

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Lender's Accommodation Charges and all fees, costs and other charges of any issuer of any Accommodation; and (iv) all duties, freight, taxes, costs, insurance and all such other charges and expenses which may pertain directly or indirectly to any Obligations or Accommodations or to the goods or documents relating thereto.

          (e) Borrower unconditionally agrees to indemnify and hold Lender harmless from any and all loss, claim or liability (including reasonable attorneys' fees) arising from any transactions or occurrences relating to any Accommodation established or opened for Borrower's account, the Collateral relating thereto and any drafts or acceptances thereunder, including any such loss or claim due to any action taken by an issuer of any Accommodation. Borrower further agrees to indemnify and hold Lender harmless for any errors or omissions in connection with the Accommodations, whether caused by Lender, by the issuer of any Accommodation or otherwise. Borrower's unconditional obligation to indemnify and hold Lender harmless under this provision shall not be modified or diminished for any reason or in any manner whatsoever, except for Lender's wilful misconduct or gross negligence. Borrower agrees that any charges made to Lender by any issuer of any Accommodation shall be conclusive on Borrower and may be charged to Borrower's account.

          (f) Lender shall not be responsible for: the conformity of any goods to the documents presented; the validity or genuineness of any documents; delay, default, or fraud by the Borrower or shipper and/or anyone else in connection with the Accommodations or any underlying transaction.

          (g) Borrower agrees that any action taken by Lender, if taken in good faith, or any action taken by an issuer of any Accommodation, under or in connection with any Accommodation, shall be binding on Borrower and shall not create any resulting liability to Lender. In furtherance thereof, Lender shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute for Borrower's account any and all applications for steamship or airway guarantees, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications or Accommodations. All of the foregoing actions may be taken in Lender's sole name, and the issuer thereof shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from Lender, all without any notice to or any consent from Borrower. None of the foregoing actions described in this subsection (g)

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may be taken by Borrower without Lender's express written consent.

     2.4 Certain Amounts Due on Demand. Lender may, in its sole discretion, make or permit Revolving Loans, Accommodations or other Obligations in excess of the Maximum Credit, Gross or Net Availability or applicable formulas or sub-limits. All or any portion of such excess(es) shall become immediately due and payable, upon Lender's demand.

     2.5 Consent to Loan Participation. Borrower consents to any sale now or hereafter made by Lender of an interest or interests (a "Participation Interest") in the loans and Obligations evidenced by this Agreement and any other agreements contemplated hereby or ancillary hereto, to any persons or entities (even though not identified herein) which have or may hereafter purchase a Participation Interest (a "Participating Lender") and to any repurchase by Lender of any such Participation Interest. Borrower acknowledges and agrees that, subject to and as provided by the terms of a participation agreement between Lender and the Participating Lender(s), the Participating Lender(s) (i) shall be considered as the absolute owner(s) of the Participation Interest(s), and Lender shall act on behalf of the Participating Lender(s) as agent ("Agent") in the servicing of the loans evidenced hereby, (ii) shall, with respect to its participation, be entitled to all of the rights of Lender and
(iii) may exercise any and all rights of setoff or banker's lien (if available under applicable law) with respect thereto, in each case as fully as though Borrower were directly indebted to the Participating Lender(s) in the amount of the Participation Interest. Lender may disclose to prospective participants such information regarding Borrower's affairs as Lender possesses from time to time. Lender shall not be required to give notice to Borrower of the grant of such Participation Interest(s). Lender shall use its reasonable best efforts to maintain confidential and to have prospective participants maintain confidential, all information provided to it by Borrower, relating to Borrower and Borrower's customers and suppliers, other than information concerning any of the foregoing which is available in the public domain, and except for any disclosure by Lender otherwise required (and then only to the extent required) by law or in connection with any claims or controversies between Lender and Borrower.

SECTION 3. INTEREST AND FEES

     3.1 (a) Interest on the Revolving Loans shall be payable by Borrower on the first day of each month, calculated upon the closing daily balances in the loan account of Borrower for each day during the immediately preceding month, at the per annum rate set forth as the Interest Rate in Section 10.4(a). The Interest Rate shall increase or decrease by an amount equal to each

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increase or decrease, respectively, in the Prime Rate, effective as of the date of each such change. On and after any Event of Default or termination or non-renewal hereof, interest on all unpaid matured Obligations shall accrue at a rate equal to two percent (2%) per annum in excess of the Interest Rate otherwise payable until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against Borrower or the exercise of any other right or remedy by Lender), and all such interest shall be payable on demand. In no event shall charges constituting interest exceed the rate permitted under any applicable law or regulation, and if any provision of this Agreement is in contravention of any such law or regulation, such provision shall be deemed amended to conform thereto.

          (b) The "Prime Rate" is the rate of interest publicly announced by Chemical Bank (or its successor) in New York, New York, from time to time as its prime rate (the Prime Rate is not intended to be the lowest rate of interest charged by Chemical Bank to its borrowers).

     3.2 (a) Borrower shall pay Lender a Facility Fee in the amount set forth in
Section 10.4(b), which fee constitutes a part of the Obligations and shall be earned and payable as set forth in Section 10.4(b) below.

          (b) Borrower, shall also pay to Lender a facility fee for each year of any renewal Term equal to one-half of one percent (.5%) of the Maximum Credit, which fee will be earned and payable on the first day of each year of any renewal Term.

     3.3 Borrower shall pay Lender monthly, on the first day of each month during the initial and each renewal Term an Account Servicing Fee for the immediately preceding month (or part thereof) in the amount set forth in Section 10.4(c).

     3.4 Borrower shall pay Lender monthly, on the first day of each month, in arrears, an Unused Line Fee for each month during the initial and each renewal Term at the rate per annum set forth in Section 10.4(d), calculated upon the amount, if any, by which the Maximum Credit exceeds the average outstanding daily principal balance during the preceding month of all Revolving Loans, Accommodations and any Term Loan.

     3.5 At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement, or in any other agreement now or hereafter existing between Lender and Borrower, may be charged to any loan account of Borrower maintained by Lender. Interest, fees for Accommodations, the Unused Line Fee and any other amounts payable by Borrower to Lender based on a per annum rate shall be calculated on the basis of actual days elapsed over a 360-day year.

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SECTION 4. GRANT OF SECURITY INTEREST

     4.1 To secure the payment and performance in full of all Obligations, Borrower hereby grants to Lender a continuing security interest in and lien upon, and a right of setoff against, and Borrower hereby assigns and pledges to Lender, all of the Collateral, including any Collateral not deemed eligible for lending purposes.

     4.2 "Obligations" shall mean any and all Revolving Loans, Term Loans, Accommodations and all other indebtedness, liabilities and obligations of every kind, nature and description owing by Borrower to Lender and/or its affiliates, including principal, interest, charges, fees and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal Term or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended and whether arising directly or howsoever acquired by Lender including from any other entity outright, conditionally or as collateral security, by assignment, merger with any other entity, participations or interests of Lender in the obligations of Borrower to others, assumption, operation of law, subrogation or otherwise and shall also include all amounts chargeable to Borrower under this Agreement or in connection with any of the foregoing.

     4.3 "Collateral" shall mean all of the following property of Borrower:

     All now owned and hereafter acquired right, title and interest of Borrower in, to and in respect of all: accounts, interests in goods represented by accounts, returned, reclaimed or repossessed goods with respect thereto and rights as an unpaid vendor; contract rights; chattel paper; investment property, general intangibles (including, but not limited to, tax and duty claims and refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims, and existing and future leasehold interests in equipment, real estate and fixtures); documents; instruments; letters of credit, bankers' acceptances or guaranties; cash monies, deposits, securities, bank accounts, deposit accounts, credits and other property now or hereafter held in any capacity by Lender, its affiliates or any entity which, at any time, participates in Lender's financing of Borrower or at any other depository or other institution;


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agreements or property securing or relating to any of the items referred to above;

     All now owned and hereafter acquired right, title and interest of Borrower in, to and in respect of goods, including, but not limited to:

     All inventory, wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description, including all raw materials, work-in process, finished goods, and materials to be used or consumed in Borrower's business; and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof and all inventory which may be returned to Borrower by its customers or repossessed by Borrower and all of Borrower's right, title and interest in and to the foregoing (including all of Borrower's rights as a seller of goods);

     All equipment and fixtures, wherever located, whether now owned or hereafter acquired, including, without limitation, all machinery, equipment, motor vehicles, furniture and fixtures, and any and all additions, substitutions, replacements (including spare parts), and accessions thereof and thereto (including, but not limited to Borrower's rights to acquire any of the foregoing, whether by exercise of a purchase option or otherwise);

     All consumer goods, farm products, crops, timber, minerals or the like (including oil and gas), wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description;

     All now owned and hereafter acquired right, title and interests of Borrower in, to and in respect of any real or other personal property in or upon which Lender has or may hereafter have a security interest, lien or right of setoff;

     All present and future books and records relating to any of the above including, without limitation, all computer programs, printed output and computer readable data in the possession or control of the Borrower, any computer service bureau or other third party;

     All products and proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.

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     4.4 As additional security for the timely payment and performance in full of the Obligations, contemporaneously with the execution and delivery by Borrower of this Agreement:

          (i) Ben Neman ("Guarantor") shall execute and deliver to Lender a guaranty and suretyship agreement in form satisfactory to Lender (the "Guaranty").

SECTION 5. COLLECTION AND ADMINISTRATION

     5.1 Borrower is authorized to collect the accounts and any other proceeds of Collateral on behalf of and in trust for Lender, at Borrower's expense, but such authority shall automatically terminate upon an Event of Default. Lender may modify or terminate such authority at any time whether or not an Event of Default has occurred and directly collect the accounts and other monetary obligations included in the Collateral; provided however that Lender shall provide Borrower with copies of correspondence to account debtors of Borrower by which Lender requests or demands that future payments due to Borrower be paid directly to Lender and copies of checks and remittance advices received by Lender from such account debtors. Borrower shall, at Borrower's expense and in the manner requested by Lender from time to time, direct that remittances and all other proceeds of accounts and other Collateral shall be (a) sent to a post office box designated by and/or in the name of Lender, or in the name of Borrower, but as to which access is limited to Lender and/or (b) deposited into a bank account maintained in the name of Lender and/or a blocked bank account under arrangements with the depository bank under which all funds deposited to such blocked bank account are required to be transferred solely to Lender. In connection therewith, Borrower shall execute such post office box, lock box, and/or blocked bank account agreements as Lender shall specify. Notwithstanding anything herein to the contrary, upon at least three (3) business days prior written notice to Lender, and so long as at the time of such notice there are no Obligations outstanding and no Event of Default has occurred or is continuing, Borrower may advise Lender to remit proceeds from the lock box directly to Borrower's operating account instead of to Lender's collateral proceeds account. Borrower acknowledges that during such period of time while proceeds are deposited from the lock box to Borrower's operating account, Borrower will not be permitted to borrow money from or have Accommodations issued through Lender. Borrower shall give Lender at least fifteen (15) calendar days prior written notice of its desire to reinstitute the deposit of proceeds from the lock box to Lender's collateral proceeds account. Upon receipt of such notice, Lender reserves the right to conduct a field examination. At the end of such fifteen
(15) calendar day period, so long as Borrower is otherwise in compliance with its obligations under this Agreement, and so long as proceeds from the lock box are again being deposited to Lender's collateral proceeds account, Borrower

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shall again be permitted to borrow money from and have Accommodations issued through Lender, pursuant to the terms and conditions of this Agreement.

     5.2 All Obligations shall be payable at Lender's office set forth below or at Lender's bank designated in Section 10.6(b) or at such other bank or place as Lender may expressly designate from time to time for purposes of this Section. Lender shall apply all proceeds of accounts or other Collateral received by Lender and all other payments in respect of the Obligations to the Revolving Loans whether or not then due or to any other Obligations then due, in whatever order or manner Lender shall determine; provided however, that Borrower shall be obligated to deposit to Lender's collateral proceeds account only that portion of the net proceeds received by Borrower from its initial public offering of common stock on or about the IPO Closing Date (defined below) as equals the then-outstanding Obligations hereunder. For purposes of determining Gross Availability and Net Availability, remittances and other payments with respect to the Collateral and Obligations will be treated as credited to the loan account of Borrower maintained by Lender and Collateral balances to which they relate, upon the date of Lender's receipt of advice from Lender's bank that such remittances or other payments have been credited to Lender's account or in the case of remittances or other payments received directly in kind by Lender, upon the date of Lender's deposit thereof at Lender's bank, subject to final payment and collection. In computing interest charges, the loan account of Borrower maintained by Lender will be credited with remittances and other payments three
(3) business days after Lender has received advice of receipt of remittances in Lender's account at Lender's bank.

     5.3 Lender shall render to Borrower monthly a loan account statement. Each statement shall be considered correct and binding upon Borrower as an account stated, except to the extent that Lender receives, within sixty (60) days after the mailing of such statement to the address set forth in Section 9.4 herein, written notice from Borrower of any specific exceptions by Borrower to that statement.

     5.4 Lender may, at any time, whether or not an Event of Default has occurred, without notice to or assent of Borrower, (a) notify any account debtor that the accounts and other Collateral which includes a monetary obligation have been assigned to Lender by Borrower and that payment thereof is to be made to the order of and directly to Lender, (b) send, or cause to be sent by its designee, requests (which may identify the sender by a pseudonym) for verification of accounts and other Collateral directly to any account debtor or any other obligor or any bailee with respect thereto, and (c) demand, collect or enforce payment of any accounts or such other Collateral, but without any duty to do so, and Lender shall not be liable for any failure to collect or enforce payment thereof. At Lender's request, all invoices and statements sent to any account debtor, other obligor or bailee, shall state that the accounts and such other Collateral have been assigned to Lender and are payable directly and only to Lender.

     5.5 Borrower hereby appoints Lender and any designee of Lender as Borrower's attorney-in-fact and authorizes Lender or such designee, at Borrower's sole expense, to exercise at any times in Lender's or such designee's discretion all or any of the following powers, which powers of attorney, being coupled with an interest, shall be irrevocable until all Obligations have been paid in full: (a) receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof, (b) transmit to account debtors, other obligors or any bailees notice of the interest of Lender in the Collateral or request from account debtors or such other obligors or bailees at any time, in the name of Borrower or Lender or any designee of Lender, information concerning the Collateral and any amounts owing with respect thereto, (c) notify account debtors or other obligors to make payment directly to Lender, or notify bailees as to the disposition of Collateral, (d) take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon the accounts and other Collateral, (e) after an Event of Default, change the address for delivery of mail to Borrower and to receive and open mail addressed to Borrower, (f) after an Event of Default, extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all accounts or other Collateral which includes a monetary obligation and discharge or release the account debtor or other obligor, without affecting any of the Obligations, and (g) execute in the name of Borrower and file against Borrower in favor of Lender financing statements or amendments with respect to the Collateral, including, without limitation, amendments for the purpose of changing the name of Lender thereon to evidence Lender's status as Agent in connection with a sale of a Participation Interest.

     5.6 Borrower hereby releases and exculpates Lender, its officers, employees and designees, from any 1iability arising from any acts under this Agreement or in furtherance thereof, whether as attorney-in-fact or otherwise, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for wilful misconduct or gross negligence. In no event will Lender have any liability to Borrower for lost profits or other special, exemplary, punitive, or consequential damages.

     5.7 After written notice by Lender to Borrower and automatically, without notice, after an Event of Default, Borrower shall not, without the prior written consent of Lender in each instance, (a) grant any extension of time of payment of any of the accounts or any other Collateral which includes a monetary obligation, (b) compromise or settle any of the accounts or any such other Collateral for less than the full amount thereof, (c) release in whole or in part any account debtor or other person liable for the payment of any of the accounts or any such other Collateral, or (d) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of the accounts or any such other Collateral, unless, both before and after giving effect to such credits, discounts, allowances, deductions, return authorizations or the like, Borrower has Net Availability in excess of $500,000.

     5.8 At such times as Lender may request and in the manner specified by Lender, Borrower shall deliver to Lender or Lender's representative original invoices, agreements, proofs of rendition of services and delivery of goods and other documents evidencing or relating to the transactions which gave rise to accounts or other Collateral, together with customer statements, schedules describing the accounts or other Collateral and/or statements of account and confirmatory assignments to Lender of the accounts or other Collateral, in form and substance satisfactory to Lender and duly executed by Borrower. Without limiting the provisions of Section 5.7, Borrower's granting of credits, discounts, allowances, deductions, return authorizations or the like will be promptly reported to Lender in writing. In no event shall any such schedule or confirmatory assignment (or the absence thereof or omission of any of the accounts or other Collateral therefrom) limit or in any way be construed as a waiver, limitation or modification of the security interests or rights of Lender or the warranties, representations and covenants of Borrower under this Agreement. Any documents, schedules, invoices or other paper delivered to Lender by Borrower may be destroyed or otherwise disposed of by-Lender nine (9) months after receipt by Lender, unless Borrower requests their return in writing in advance and makes prior arrangements for their return, at Borrower's expense.

     5.9 From time to time as requested by Lender, at the sole expense of Borrower, Lender or its designee shall have access, prior to an Event of Default upon at least three (3) days notice, during reasonable business hours and on or after an Event of Default at any time and without notice, to all of the premises where Collateral is located for the purposes of inspecting the Collateral, and all Borrower's books and records, and Borrower shall permit Lender or its designee to make such copies of such books and records or extracts therefrom as Lender may request. Without expense to Lender, Lender may use such of Borrower's personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises

Borrower shall deliver to Lender audited financial statements of Borrower prepared by and accompanied by the unqualified report and opinion thereon of independent certified public accountants acceptable to Lender, together with a certificate signed by such accountant to the effect that such accountant does not then know of any Event of Default specified in Section 7 hereof or the occurrence or continuance of any event which, with the giving of notice or the passage of time or both, would constitute such an Event of Default or if such accountant shall have obtained knowledge of any such Event of Default or other event, specifying the nature thereof. Lender acknowledges that as of the date hereof, but subject to contrary determination at a future time in its reasonable discretion, Richard A. Eisner & Company, LLP, are independent certified public accountants acceptable to Lender. Borrower will provide Lender with copies of all periodic reports and other documents and materials filed with the Securities and Exchange Commission (including all filings in connection with Borrower's proposed initial public offering) and all press releases, as and when the same are filed or released, as the case may be.

     6.2 Borrower may from time to time render invoices to account debtors under its trade names set forth in Section 10.6(g) after Lender has received prior written notice from Borrower of the use of such trade names and as to which, Borrower agrees that: (a) each trade name does not refer to another corporation or other legal entity, (b) all accounts and proceeds thereof (including any returned merchandise) invoiced under any such trade names are owned exclusively by Borrower and are subject to the security interest of Lender and the other terms of this Agreement, and (c) all schedules of accounts and confirmatory assignments including any sales made or services rendered using the trade name shall show Borrower's name as assignor and Lender is authorized to receive, endorse and deposit to any loan account of Borrower maintained by Lender all checks or other remittances made payable to any trade name of Borrower representing payment with respect to such sales or services.

     6.3 Borrower shall promptly notify Lender in writing of any loss, damage, investigation, action, suit, proceeding or claim in relating to a material portion of the Collateral or which may result in any material adverse change in Borrower's business, assets, liabilities or condition, financial or otherwise.

     6.4 Borrower's books and records concerning accounts and its chief executive office are and shall be maintained only at the address set forth in
Section 10.6(d). Borrower's only other places of business and the only other locations of Collateral, if any, are and shall be the addresses set forth in
Section 10.6 hereof, except Borrower may change such locations or open a new place of business after fifteen (15) business days prior written notice to Lender. Prior to any change in location or opening of any new place of business, Borrower shall execute and deliver or cause to be executed and delivered to Lender such financing statements, financing documents and security and other agreements as Lender may reasonably require, including, without limitation, those described in Section 6.14.

     6.5 Borrower has and at all times will continue to have good and marketable title to all of the Collateral, free and clear of all liens, security interests, claims or encumbrances of any kind except in favor of Lender and except, if any, those set forth on Schedule A hereto (Permitted Liens").

     6.6 Borrower shall not, directly or indirectly: (a) sell, lease, transfer, assign, abandon or otherwise dispose of any part of the Collateral (including, without limitation, the return of inventory to vendors, provided however, that
(i) during any period of time during the Term that there are no Obligations outstanding, Borrower may return inventory to vendors, and (ii) returns of inventory to vendors in amounts less than $200,000 at any one time will be permitted so long as Borrower provides Lender with simultaneous notice thereof and so long as after giving effect to any such return, Borrower's Net Availability is in excess of $500,000) or any material portion of its other assets (other than sales of inventory to buyers in the ordinary course of business or as otherwise permitted by section 6.12(e) and other than the sale, abandonment or other disposition of surplus, obsolete or non-working equipment which is no longer useful in the ordinary course of Borrower's business, having an aggregate value in any calendar year of not more than $25,000.00, provided however that on and after the closing date of the transactions contemplated by Borrower's registration statement (the "Registration Statement") to be filed under the Securities Act of 1933, as amended, for the initial public offering of shares of Borrower's Common Stock (as defined below) (the "IPO Closing Date"), such amount shall increase to $100,000, so long as all proceeds thereof are immediately deposited into Borrower's collateral proceeds account with Lender) or (b) change its corporate name or trade or otherwise conduct business under any assumed or fictitious name, other than "Intellicell Corp". Borrower shall not, directly or indirectly, without the prior written consent of Lender, which consent shall not be unreasonably withheld: (x) consolidate with or merge with or into any other entity, or permit any other entity to consolidate with or merge with or into Borrower, or (y) form or acquire any interest in any firm, corporation or other entity, provided, however, that (i) Borrower may, upon at least 10 business days prior written notice to Lender, form a Delaware corporation ("Newco") and merge Borrower with and into Newco in order to change Borrower's domiciliary state to Delaware, so long as no material assets of Borrower are transferred to Newco and so long as the merger of Borrower into Newco is not consummated until Lender has recorded WCC-1 Financing Statements against Newco in all jurisdictions where Lender deems necessary or proper and until Newco has executed such documents and instruments in favor of Lender as Lender deems necessary, and (ii) after the IPO Closing Date, so long as Borrower has and at all times thereafter maintains a Tangible Net Worth (defined in Section 10.5(a)) of at least $4,500,000.00, Borrower shall be permitted to enter into and consummate acquisitions of substantially all of the assets of other entities or acquire all of the outstanding capital stock of other entities (but not merge with or into such other entities or merge such other entities into Borrower), without first obtaining Lender's consent, so long as after giving effect to any such transaction, Borrower remains in compliance with all of the financial covenants set forth in this Agreement and otherwise remains in compliance with all other terms and conditions of this Agreement. Lender shall not be obligated to lend money to Borrower against any of the assets acquired pursuant to, or in connection with, any of the acquisition transactions permitted pursuant to the preceding sentence.

     6.7 Borrower shall at all times maintain, with insurers acceptable to Lender, casualty insurance with respect to the Collateral and other assets. All such insurance policies shall be in such form, substance, amounts and coverage as may be satisfactory to Lender and shall provide for thirty (30) days' prior written notice to Lender of cancellation or reduction of coverage. Borrower hereby irrevocably appoints Lender and any designee of Lender as attorney-in-fact for Borrower to obtain at Borrower's expense, any such insurance should Borrower fail to do so and, after an Event of Default, to adjust or settle any claim or other matter under or arising pursuant to such insurance or to amend or cancel such insurance. Borrower shall deliver to Lender evidence of such insurance and a lender's loss payable endorsement satisfactory to Lender as to all existing and future insurance policies with respect to the Collateral. Borrower shall deliver to Lender, in kind, all instruments representing proceeds of insurance received by Borrower. Lender may apply any insurance proceeds received at any time to the cost of repairs to or replacement of any portion of the Collateral and/or, at Lender's option, to payment of or as security for any of the Obligations, whether or not due, in any order or manner as Lender determines.

     6.8 Borrower is and at all times will continue to be in compliance with the requirements of all material laws, rules, regulations and orders of any governmental authority relating to its business (including laws, rules, regulations and orders relating to taxes, payment and withholding of payroll taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health and safety, or environmental matters) and all material agreements or other instruments binding on Borrower or its property. To the extent applicable to Borrower, all of Borrower's inventory shall be produced in accordance with the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto. Borrower shall pay and discharge all taxes, assessments and governmental charges against Borrower or any Collateral prior to the date on which penalties are imposed or liens attach with respect thereto, unless the same are being contested in good faith and, at Lender's option, Reserves are established for the amount contested and penalties which may accrue thereon.

     6.9 With respect to each account deemed an Eligible Account, except as reported in writing to Lender, Borrower has no knowledge that any of the criteria for eligibility are not or are no longer satisfied. As to each account, except as disclosed in writing to Lender at the time such account arises (a) each is valid and legally enforceable and represents an undisputed bona fide indebtedness incurred by the account debtor for the sum reported to Lender, (b) each arises from an absolute and unconditional sale of goods, without any right of return or consignment (other than as expressly permitted pursuant to Section 5.7(d) herein and subject to the right of purchasers of goods in the ordinary course of business to return or reject goods deemed non-conforming under the applicable contract of sale), or from a completed rendition of services, (c) each is not, at the time such account arises, subject to any defense, offset, dispute, contra relationship, counterclaim, or any given or claimed credit, allowance or discount, and (d) all statements made and all unpaid balances and other information appearing in the invoices, agreements, proofs of rendition of services and delivery of goods and other documentation relating to the accounts, and all confirmatory assignments, schedules, statements of account and books and records with respect thereto, are true and correct and in all respects what they purport to be.

     6.10 With respect to Borrower's equipment, such equipment is, and Borrower shall keep the equipment, in good order and repair, and in running and marketable condition, ordinary wear and tear and damage by casualty excepted.

     6.11 Borrower shall at all times maintain working capital and tangible net worth (except as otherwise defined herein, each as determined in accordance with GAAP, in effect on the date hereof, consistently applied) in the amounts set forth in Section 10.5 and Borrower shall not, directly or indirectly, expend or commit to expend, for fixed or capital assets (including capital lease obligations) an amount in excess of the capital expenditure limit set forth in
Section 10.5 in any fiscal year of Borrower.

     6.12 Borrower will not, directly or indirectly: (a) lend or advance money or property to, guarantee or assume indebtedness of, or invest (by capital contribution or otherwise) in any person, firm, corporation or other entity, except (i) as otherwise specifically permitted by Section 6.6 hereof, (ii) to employees to cover travel and other bona fide business expenses incurred by such employees in the ordinary course of Borrower's business, (iii) investments by Borrower of the proceeds from the sale of its securities in short-term interest-bearing U.S. government securities, short term certificates of deposit, time deposits and money market accounts and high quality money market instruments, and (iv) the making of endorsements of negotiable instruments for deposit or collection in the ordinary course of business, indemnity agreements in the ordinary course of business and indemnity agreements in favor of the underwriter of the initial public offering of Borrower's common stock set forth in the underwriting agreement and in related agreements between Borrower and such underwriter; or (b) declare, pay or make any cash dividend, redemption or other distribution on account of any shares of any class of stock of Borrower now or hereafter outstanding, other than dividends in the form of shares of Borrower's capital stock distributed to Borrower's stockholders; or (c) make any payment of the principal amount of or interest on any indebtedness owing to any officer, director, shareholder, or affiliate of Borrower; or (d) make any loans or advances to any officer, director, employee, shareholder or affiliate of Borrower; or (e) enter into any sale, lease or other transaction with any officer, director, employee, shareholder or affiliate of Borrower on terms that are less favorable to Borrower than those which might be obtained at the time from persons who are not an officer, director, employee, shareholder or affiliate of Borrower, provided, however that in respect of Subsections (d) and (e) above, Borrower shall be permitted to make (i) advances to employees permitted by Section 6.12(a) above, (ii) S Corporation distributions to shareholders of Borrower, which prior to the IPO Closing Date shall be limited to distributions to such shareholders in amounts not to exceed the federal, state and local income taxes on Borrower's S Corporation income attributable to such shareholders, and on the IPO Closing Date shall not exceed any remaining retained earnings of Borrower in respect of which such shareholders have paid or are liable to pay federal, state or local income taxes; and (iii) sales of inventory to employees for their personal use (and not for resale) at reduced or discounted prices not below Borrower's cost not to exceed
$50,000 in the aggregate during any fiscal year of Borrower.

     6.13 Borrower shall pay, on Lender's demand, all costs, expenses, filing fees and taxes payable in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement and all other existing and future agreements or documents contemplated herein or related hereto, including any amendments, waivers, supplements or consents which may hereafter be made or entered into in respect hereof, or in any way involving claims or defenses asserted by Lender or claims or defenses against Lender asserted by Borrower, any guarantor or any third party directly or indirectly arising out of or related to the relationship between Borrower and Lender or any guarantor and Lender, including, but not limited to the following, whether incurred before, during or after the initial or any renewal Term or after the commencement of any case with respect to Borrower or any guarantor under the United States Bankruptcy Code or any similar statute: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all title insurance and other insurance premiums, appraisal fees, fees incurred in connection with any environmental report, audit or survey and search fees; (c) all fees relating to the wire transfer of loan proceeds and other funds and fees for returned checks;
(d) all expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge at the rate of $650 per person, per day for Lender's examiners in the field and office, provided however that so long as no Event of Default has occurred, the aggregate amount of fees and expenses payable by Borrower pursuant to this subsection 6.13(d) shall be limited to $14,000 for each 12-month period hereafter; and (e) the costs, fees and disbursements of in-house and outside counsel to Lender.

     6.14 At the request of Lender, at any time and from time to time, at Borrower's sole expense, Borrower shall execute and deliver or cause to be executed and delivered to Lender, such agreements, documents and instruments, including waivers, consents and subordination agreements from mortgagees or other holders of security interests or liens, landlords or bailees, and do or cause to be done such further acts as Lender, in its discretion, deems necessary or desirable to create, preserve, perfect or validate any security interest of Lender or the priority thereof in the Collateral and otherwise to effectuate the provisions and purposes of this Agreement. Borrower hereby authorizes Lender to file financing statements or amendments against Borrower in favor of Lender with respect to the Collateral, without Borrower's signature and to file as financing statements any carbon, photographic or other reproductions of this Agreement or any financing statements signed by Borrower.

     6.15 Borrower is a business corporation, duly organized, validly existing and in good standing under the laws of the State set forth in Exhibit D-1 hereto and will (i) do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect its existence and its qualification to do business and good standing in such State and any other jurisdiction(s)) in which such qualification is necessary for the proper conduct of its business or wherein it owns or leases any property, a schedule of which is attached hereto as Exhibit D-2, and conduct and operate its business in substantially the manner in which same is presently conducted and operated; (ii) at all times maintain, preserve and protect all material patents, franchises, trademarks, trade names, copyrights and other general intangibles; (iii) preserve the condition of all property useful in the conduct of its business and keep the same in good repair, working order and condition (reasonable wear and tear and damage by casualty excepted) and from time to time make, or cause to be made, all repairs, renewals, replacements, betterments and improvements thereto, to the extent that the same are necessary for the proper and advantageous conduct of its business; and (iv) comply with all material agreements to which it is subject.

     6.16 (i) Borrower hereby indemnifies and agrees to protect, defend and hold harmless Lender and Lender's directors, officers, employees, agents, attorneys and shareholders from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims, or demands, including all reasonable counsel fees incurred in investigating, evaluating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Agreement, or any other collateral document, and any transaction contemplated herein or therein (other than actions arising out of the wilful misconduct or gross negligence of Lender), including but not limited to, claims based upon any act or failure to act by Lender in connection with this Agreement or any other collateral document, and any transaction contemplated herein or therein. If Borrower shall have knowledge of any claim or liability hereby indemnified against, it shall give prompt written notice thereof to Lender. This covenant shall survive payment of the Obligations.

          (ii) Lender shall give Borrower prompt notice of all suits or actions instituted against Lender with respect to which Borrower has indemnified Lender, and Borrower shall have the right to participate in any such suit or action. Lender shall also have the right, at the sole expense of Borrower, to participate in, or at Lender's election, assume the defense or prosecution of such suit, action, or proceeding, and in the latter event the Borrower may employ counsel and participate therein. Lender shall have the right to adjust, settle, or compromise any claim, suit, or judgment after notice to Borrower, unless Borrower desires to litigate such claim, defend such suit, or appeal such judgment and simultaneously therewith deposit with Lender additional collateral security sufficient to pay any judgment rendered, with interest, costs, and expenses; and the right of Lender to indemnification under this Agreement shall extend to any money paid by Lender in settlement or compromise of any such claims, suits, and judgments in good faith, after notice to Borrower.

          (iii) If any suit, action, or other proceeding is brought by Lender against Borrower for breach of this covenant of indemnity, separate suits may be brought as causes of action accrue, without prejudice or bar to the bringing of subsequent suits on any other cause of action, whether theretofore or thereafter accruing.

     6.17 Borrower has the lawful power to own its properties and to engage in the businesses it conducts; and has no subsidiaries or joint venture partners other than as set forth on Schedule B hereto.

     6.18 Except as described on Schedule C attached hereto, Borrower is not a party to or, to its best knowledge, threatened with, any litigation, suit, action, investigation (whether civil or criminal), proceedings or controversy before any Court, administrative agency or other governmental authority and Borrower is not in violation of or in default with respect to any judgment, order, writ, injunction, decree or rule of any court, administrative agency or governmental instrumentality or in any material respect under any regulation of any administrative agency or governmental instrumentality.

     6.19 Borrower has no knowledge of any environmental hazards, risks or liabilities applicable to it or its assets or business, or of any violations by it or them of any state or federal statutes, regulations, laws or orders pertaining to environmental matters, including, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Federal Resource Conservation and Recovery Act ("RCRA") or applicable State laws. Borrower has not received a summons, citation, notice, directive, letter or other communication, written or oral, from any state or federal agency concerning any intentional or unintentional action or omission by Borrower or any present or former affiliate resulting in any releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping or otherwise disposing of "Hazardous Waste" (as defined in 42 U.S.C. Section 6903(5)) or "Hazardous Substance" (as defined in 42 U.S.C. Section 9609(14)). No lien arising under or in connection with RCRA or CERCLA, or applicable State law, has attached to any revenues or to any real or personal property (including, but not limited to the Collateral) owned by Borrower.

     6.20 Borrower holds no United States or foreign patents and has no United States or foreign patent applications pending and has no federally registered trademarks or tradenames and operates under no fictitious names, other than as disclosed in Section 10.6(g) below.

     6.21 On the IPO Closing Date, Borrower shall issue to Lender a certain common stock purchase warrant (the "Lender's Warrant") which will entitle Lender to purchase up to Fifteen Thousand (15,000) fully paid, validly issued and nonassessable shares of common stock of Borrower (the "Common Stock") at a price equal to the initial public offering price of the Common Stock per share, as shall be set forth in the Registration Statement as of the effective time thereof (or if appropriate, in the Rule 424(b) prospectus), and pursuant to such other terms and conditions in form and substance substantially similar to and no less favorable than, the terms and conditions contained in the common stock purchase warrant which is issued by Borrower to Sands Brothers & Co., Ltd. (the "Sands Brothers' Warrant") on or about the IPO Closing Date, except that the Lender's Warrant shall (i) include piggy back registration rights (a) with respect to any demand or piggy back registration rights set forth in the Sands Brother's Warrant, and (b) with respect to any other registration statement filed on behalf of Borrower (other than registration statements on Form S-4 or on Form S-8) or on behalf of any other warrant holder or on behalf of any other stockholder of Borrower; provided however no such piggy back registration rights may be exercised by Lender for a period of 12 months after the IPO Closing Date and (ii) otherwise be in form and substance reasonably satisfactory to Lender, Borrower and Sands Brothers.

SECTION 7. EVENTS OF DEFAULT AND REMEDIES

     7.1 All Obligations shall be immediately due and payable, without notice or demand, and any provisions of this Agreement as to future loans and credit accommodations by Lender shall terminate automatically, upon the termination or non-renewal of this Agreement or, at Lender's option, upon or at any time after the occurrence or existence of any one or more of the following "Events of Default":

          (a) Borrower fails to pay when due any of the Obligations or fails to perform any of the terms of this Agreement or any other existing or future financing, security or other agreement between Borrower and Lender or any affiliate of Lender;

          (b) Any representation, warranty or statement of fact made by Borrower to Lender in this Agreement or any other agreement, schedule, confirmatory assignment or otherwise, or to any affiliate of Lender, shall prove materially inaccurate or misleading;

          (c) Any guarantor of the Obligations revokes, terminates or fails to perform any of the terms of any guaranty, endorsement or other agreement of such party in favor of Lender or any affiliate of Lender;

          (d) Any judgment or judgments aggregating in excess of $200,000, or any injunction or attachment is obtained against

Borrower or any guarantor which remains unstayed or undischarged for a period of ten (10) days or is enforced;

          (e) Borrower or any guarantor or a general partner of a guarantor or Borrower (which is a partnership), being a natural person, dies, or Borrower or any guarantor which is a partnership or corporation, is dissolved, or Borrower or any guarantor which is a corporation fails to maintain its corporate existence in good standing, or the usual business of Borrower or any guarantor ceases or is suspended;

          (f) Ben Neman ceases to (i) be the chief executive officer of Borrower or (ii) own a controlling interest in Borrower's outstanding voting capital stock, which interest may be less than 51% of such outstanding stock; Lender hereby acknowledges that on and after the IPO Closing Date, Ben Neman may own approximately 42% of such stock on a fully diluted basis, which 42% amount shall be deemed to constitute a controlling interest;

          (g) Borrower or any guarantor becomes insolvent, makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a general meeting of its creditors or principal creditors;

          (h) Any petition or application for any relief under the bankruptcy laws of the United States now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed by or against Borrower or any guarantor; except that, with respect to the commencement of any case against Borrower or any guarantor under Title 11 of the United States Code, as amended, the same shall not constitute an Event of Default hereunder unless such case is not dismissed within sixty (60) days after the date of its filing or Borrower or such guarantor shall file any answer admitting or not contesting the commencement of such case or indicates its consent to, acquiescence in or approval of any such case or proceeding or the relief requested is granted sooner; provided however, that after the filing of a petition against Borrower and thereafter during the pendency of such case, Lender shall have no obligation whatsoever to make any advances or loans hereunder unless an Order of the bankruptcy court or other court of competent jurisdiction is entered, which Order shall be in form and substance satisfactory to Lender in all respects;

          (i) The indictment of Borrower or any guarantor under any criminal statute, or commencement of civil proceedings where the amount in controversy is more than $200,000 or criminal proceedings, against Borrower or any guarantor pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of Borrower or such guarantor;

          (j) Any default or event of default under any financing, security or other agreement, document or instrument at any time executed and/or delivered to, with or in favor of Lender or any of its affiliates by any affiliate of Borrower; or

          (k) Lender in good faith believes that either (i) the prospect of payment or performance of the Obligations is materially impaired or (ii) the Collateral is not sufficient to secure fully the Obligations and such insufficiency is not remedied to Lender's satisfaction within forty eight (48) hours after Borrower is so advised.

     7.2 Upon the occurrence of an Event of Default and at any time thereafter, Lender shall have all rights and remedies provided in this Agreement, any other agreements between Borrower and Lender, the Uniform Commercial Code or other applicable law, all of which rights and remedies may be exercised without notice to Borrower, all such notices being hereby waived, except such notice as is expressly provided for hereunder or is not waivable under applicable law. All rights and remedies of Lender are cumulative and not exclusive and are enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions and in any order Lender may determine. Without limiting the foregoing, Lender may (a) accelerate the payment of all Obligations and demand immediate payment thereof to Lender, (b) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (c) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (d) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (e) extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all accounts or other Collateral which includes a monetary obligation and discharge or release the account debtor or other obligor, without affecting any of the Obligations, (f) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, by public or private sales at any exchange, broker's board, any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower.

If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, seven (7) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

     7.3 Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of any of the Obligations, in whole or in part (including reasonable attorneys' fees and legal expenses incurred by Lender with respect thereto or otherwise chargeable to Borrower) and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency together with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses.

     7.4 Lender may, at its option, cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and pay any amount, incur any expense or perform any act which, in Lender's sole judgment, is necessary or appropriate to preserve, protect, insure, maintain, or realize upon the Collateral. Lender may charge Borrower's loan account for any amounts so expended, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment, bonding or discharge, and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower.

SECTION 8.     JURY TRIAL WAIVER: CERTAIN OTHER WAIVERS AND
               CONSENTS

     8.1 Borrower and Lender each waive all rights to trial by jury in any action or proceeding instituted by either of them against the other which pertains directly or indirectly to this Agreement, the Obligations, the Collateral, any alleged tortious conduct by Borrower or Lender, or, in any way, directly or indirectly, arises out of or relates to the relationship between Borrower and Lender. In no event will Lender be liable for lost profits or other special or consequential damages.

     8.2 Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any kind, nature or description in any action or proceeding instituted by Lender with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating thereto, except compulsory counterclaims.

     8.3 Borrower hereby irrevocably submits and consents to the nonexclusive jurisdiction of the State and Federal Courts located in the State of New York and any other State where any Collateral is located with respect to any action or proceeding arising out of this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating thereto. In any such action or proceeding, Borrower waives personal service of the summons and complaint or other process and papers therein and agrees that the service thereof may be made by mail directed to Borrower at its chief executive office set forth herein or other address thereof of which Lender has received notice as provided herein, service to be deemed complete five (5) days after mailing, or as permitted under the rules of either of said Courts. Any such action or proceeding commenced by Borrower against Lender will be litigated only in a Federal Court located in the district, or a State Court in the State and County, in which the office of Lender designated in Section 10.6(a) is located and Borrower waives any objection based on forum non conveniens and any objection to venue in connection therewith.

     8.4 Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. A waiver by Lender of any right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

SECTION 9. TERM OF AGREEMENT: MISCELLANEOUS

     9.1 This Agreement shall only become effective upon execution and delivery by Borrower and Lender and shall continue in full force and effect for a term of two (2) years from the date hereof and shall be deemed automatically renewed for successive terms of two (2) years thereafter unless terminated as of the end of the initial or any renewal term (each a "Term") by either party giving the other written notice at least sixty (60) days' prior to the end of the then-current Term.

     9.2 Borrower may also terminate this Agreement by giving Lender at least thirty (30) days prior written notice at any time upon payment in full of all of the Obligations as provided herein, including the early termination fee provided below. Lender shall also have the right to terminate this Agreement at any time upon or after the occurrence of an Event of Default. If Lender terminates this Agreement upon or after the occurrence of an Event of Default, or if Borrower shall terminate this Agreement as permitted herein effective prior to the end of the then-current Term, in addition to all other Obligations, Borrower shall pay to Lender, upon the effective date of termination, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits, an early termination fee equal to three percent (3%) of the Maximum Credit if termination occurs at any time during the first year of the initial Term, and one percent (1%) of the Maximum Credit if termination occurs during the second year of the initial Term or during any renewal Term.

     9.3 Upon termination of this Agreement by Borrower, as permitted herein, in addition to payment of all Obligations which are not contingent, Borrower shall deposit such amount of cash collateral as Lender determines, in its sole discretion, is necessary to secure Lender from loss, cost, damage or expense, including reasonable attorneys' fees, in connection with any open Accommodations or remittance items or other payments provisionally credited to the Obligations and/or to which Lender has not yet received final and indefeasible payment.

     9.4 Except as otherwise provided, all notices, requests and demands hereunder shall be (a) made to Lender at its address set forth in Section 10.6(a) and to Borrower at its chief executive office set forth in Section 10.6(d), or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if by hand, immediately upon delivery; if by telex, telegram or telecopy (fax), immediately upon receipt; if by overnight delivery service, one day after dispatch; and if by first class or certified mail, three (3) days after mailing.

     9.5 If any provision of this Agreement is held to be invalid or unenforceable, such provision shall not affect this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable.

     9.6 This Agreement and the Promissory Note referred to in Section 2.2, if any, contain the entire agreement of the parties as to the subject matter hereof, all prior commitments, proposals and negotiations concerning the subject matter hereof being merged herein. Neither this Agreement nor any provision hereof shall be amended, modified or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns, except that any obligation of Lender under this Agreement shall not be assignable or inure to the successors and assigns of Borrower.

     9.7 No termination of this Agreement shall relieve or discharge Borrower of its Obligations, grants of Collateral, duties and covenants hereunder or otherwise until such time as all Obligations to Lender have been indefeasibly paid and satisfied in full, including, without limitation, the continuation and survival in full force and effect of all security interests and liens of Lender in and upon all then-existing and thereafter-arising or acquired Collateral and all warranties and waivers of Borrower.

     9.8 All terms used herein which are defined in the Uniform Commercial Code shall have the meanings set forth therein unless otherwise defined in this Agreement and all references to the singular or plural herein shall also mean the plural or singular, respectively.

     9.9 This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to New York conflicts of laws principles).

     9.10 Notwithstanding anything to the contrary contained in this Agreement or in any other agreement signed by Borrower with or in favor of Lender relating to or in connection with this Agreement whether executed now or hereafter (except for an amendment to this Agreement), if there exists a conflict between the provisions of this Agreement and any other such agreement, the provisions of this Agreement, or any amendment thereto, will govern.

SECTION 10.    ADDITIONAL DEFINITIONS AND TERMS
----------     --------------------------------

     10.1 (a)  Maximum Credit:

               $7,500,000.00.

          (b)  Gross Availability Formulas

               Eligible Accounts Percentage:

               Eighty Two Percent (82%), so long as the dilution percentage of such accounts ("dilution percentage" is defined as the sum of all credits, allowances, write-offs, contra-accounts, and other offsets which reduce the value of accounts, divided by the gross invoices), as calculated on a rolling 90-day basis, remains less than or equal to six percent (6%). If the dilution percentage is greater than six percent (6%) then the advance formula will be decreased by one percentage point for each percentage point or fraction thereof that such dilution percentage exceeds six percent (6%).

               Eligible Inventory Percentage:

               Fifty Percent (50%)

          (c)  Inventory Sub-limit(s):

               Lesser of $2,500,000.00 or 100% of the in-formula outstanding accounts receivable advances.

     (d)       Maximum days after Invoice Date for Eligible Accounts:

               Sixty (60) days past due date, but in no event longer than ninety
               (90) days after invoice date, except in the case of accounts with COD terms, which will be limited to up to thirty (30) days after invoice date; provided that, subject to change in the sole discretion of Lender, the aggregate borrowings outstanding against accounts due from Downtown Cellular Corp. and its subsidiaries shall not exceed the lesser of $1,250,000.00 or thirty percent (30%) of Borrower's gross accounts receivable; and provided further, that the aggregate borrowings outstanding at any one time against Canadian accounts shall be limited to $1,000,000.00.

     (e)       Minimum Borrowing: N/A

10.2 Term Loan: N/A

10.3 Accommodations:

     (a)       Lender's Charge for Accommodations:

               Two and one-half percent (2.5%) per annum.

     (b)       Sub-limit for Accommodations: $2,000,000.00

10.4 Fees:

     (a) Interest Rate:

               Prime Rate plus one and three-quarters percent (1.75%) per annum.

     (b)       Facility Fee:

               The Facility Fee shall be equal to the sum of (i) $56,250.00, earned and payable at closing; plus (ii) one-half of one percent (.5%) of the Maximum Credit, earned and payable on each anniversary of the closing.

     (c)       Account Servicing Fee: N/A

     (d)       Unused Line Fee:

                    One-half of one percent (.5%) per annum.

10.5 Financial Covenants:

     (a) Tangible Net Worth - Commencing on the IPO Closing Date and continuing thereafter throughout the Term, not less than $4,500,000.00. For purposes of this agreement, "Tangible Net Worth" shall mean, at any time, the aggregate stockholders' equity (determined in accordance with GAAP), less all intangible assets of the Borrower, including, without limitation, organization costs, securities issuance costs, unamortized debt discount and expense, goodwill, excess of purchase costs over net assets acquired, patents, trademarks, trade names, copyrights, trade secrets, know-how, licenses, franchises, capitalized research and development expenses, amounts owing from officers and/or affiliates and any amount reflected as treasury stock.

     (b) Working Capital - Commencing on the IPO Closing Date and continuing thereafter throughout the Term, not less than $1,500,000.00. For purposes hereof, "Working Capital" shall mean at any time, the amount by which current assets (determined in accordance with GAAP) exceeds current liabilities (determined in accordance with GAAP), less any amounts due from any affiliate to the extent that such amount is included in current assets.

10.6 (a)       Lender's Office:

               135 West 50th Street
               New York, New York 10020

     (b)       Lender's Bank:

               Chemical Bank
               270 Park Avenue
               New York, New York

     (c)       Borrower: Cellular Telecom Corporation

     (d)       Borrower's Chief Executive Office:
               6929 Hayvenhurst Avenue
               Van Nuys, California 91406

     (e)       Locations of Eligible Inventory
               Collateral:

               6929 Hayvenhurst Avenue
               Van Nuys, California 91406

     (f)       Borrower's Other Offices and Locations of Collateral:

               None

     (g)       Borrower's Trade Names for Invoicing:

               Intellicell Corp.

     IN WITNESS WHEREOF, and intending to be legally bound, Borrower and Lender have duly executed this Agreement this 19th day of June, 1996.

                    THE CIT GROUP/CREDIT FINANCE INC.,
                    individually and as Agent

                    By: /s/ (illegible)
                        -----------------------

                    Title: Asst Vice President
                           --------------------


                    CELLULAR TELECOM CORPORATION,
                    d/b/a INTELLICELL CORP.

                    By:  /s/ Ben Neman
                         ----------------------
                         Ben Neman, President



STATE OF            :
                    :
COUNTY OF           :

     On the______ day of June, 1996, before me personally came Ben Neman, to me known, who, being by me duly sworn, did depose and say that he is the President of Cellular Telecom corporation, d/b/a Intellicell Corp., the corporation described herein and which executed the foregoing instrument; that said instrument was signed and sealed on behalf of said corporation by authority of its board of directors; and that they acknowledged said instrument to be the free act and deed of said corporation.


                                   ---------------------------
                                   Notary Public


                                   My Commission Expires:______

                        GUARANTY AND SURETYSHIP AGREEMENT
                                    Ben Neman
                                  June 19, 1996

The CIT Group/Credit Finance, Inc.
135 West 50th Street
New York, New York 10020

      RE: Cellular Telecom Corporation d/b/a Intellicell Corp. ("Borrower")

Gentlemen:

     Reference is made to the financing arrangements between The CIT Group/Credit Finance, Inc. ("Lender") and Borrower, pursuant to which Lender may extend loans, advances and other financial accommodations to Borrower as set forth in a certain Loan and Security Agreement, dated on or about the date hereof, between Borrower and Lender (the "Loan Agreement"), and various other agreements, documents and instruments now or at any time executed and/or delivered in connection therewith or otherwise related thereto, including, but not limited to, this Guaranty and Suretyship Agreement ("Guaranty") (all of the foregoing, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreement").

     Due to the close business and financial relationships between Borrower and the undersigned ("Guarantor"), in consideration of the benefits which will accrue to Guarantor, and as an inducement for and in consideration of Lender at any time providing or extending loans, advances and other financial accommodations to Borrower, whether pursuant to the Financing Agreements or otherwise, Guarantor hereby, irrevocably and unconditionally, guarantees and agrees to be liable (a) for the prompt indefeasible and full payment and performance of all revolving loans, term loans, letters of credit, bankers' acceptances, merchandise purchase guaranties or other guaranties or indemnities for Borrower's account and all other obligations, liabilities and indebtedness of every kind, nature or description owing by Borrower to Lender and/or its affiliates, including principal, interest, charges, fees and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under any of the Financing Agreements or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Financing Agreements or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended, and whether arising directly or howsoever acquired by Lender including from any other entity outright, conditionally or as collateral security, by assignment, merger with any other entity, participations or interests of Lender in the obligations of Borrower to others, assumption, operation of law, subrogation or otherwise and (b) to pay to Lender on demand the amount of all expenses (including, without limitation, attorneys' fees and legal expenses) incurred by Lender in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of Borrower's obligations, liabilities and indebtedness as aforesaid to Lender, Lender's rights in any collateral or under this Guaranty and all other Financing Agreements or in any way involving claims by or against Lender directly or indirectly arising out of or related to the relationship between Borrower and Lender, Guarantor and Lender, or any other Obligor (as hereinafter defined) and Lender, whether such expenses are incurred before, during or after the initial or any renewal term of the Financing Agreements or after the commencement of any case with respect to Borrower, Guarantor or any other Obligor under the United States Bankruptcy Code or any similar statute (all of which being collectively referred to herein as the "Guaranteed Obligations.).

     Notice of acceptance of this Guaranty, the making of loans, advances and extensions of credit or other financial accommodations to, and the incurring of any expenses by or in respect of, Borrower, and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices to which Borrower or Guarantor are or may be entitled are hereby waived. Guarantor also waives notice of, and hereby consents to, (i) any amendment, modification, supplement, renewal, restatement or extensions of time of payment of or increase or decrease in the amount of any of the Guaranteed Obligations or to the Financing Agreements and any collateral, and the guarantee and surety made herein shall apply to the Guaranteed Obligations as so amended, modified, supplemented, renewed, restated or extended, increased or decreased, (ii) the taking, exchange, surrender and releasing of collateral or guarantees now or at any time held by or available to Lender for the obligations of Borrower or any other party at any time liable for or in respect of the Guaranteed Obligations (individually and collectively, the "Obligors".), (iii) the exercise of, or refraining from the exercise of any rights against Borrower, Guarantor or any other Obligor or any collateral, and (iv) the settlement, compromise or release of, or the waiver of any default with respect to, any Guaranteed Obligations. Guarantor agrees that the amount of the Guaranteed Obligations shall not be diminished and the liability of Guarantor hereunder shall not be otherwise impaired or affected by any of the foregoing.

     This Guaranty is a guaranty and surety of payment and not of collection. Guarantor agrees that Lender need not attempt to collect any Guaranteed Obligations from Borrower or any other Obligor or to realize upon any collateral, but may require Guarantor to make immediate payment of the Guaranteed Obligations to Lender when due or at any time thereafter. Lender may apply any amounts received in respect of the Guaranteed Obligations to any of the Guaranteed Obligations, in whole or in part (including reasonable attorneys' fees and legal expenses incurred by Lender with respect thereto or otherwise chargeable to Borrower or Guarantor) and in such order as Lender may elect, whether or not then due.

     No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations shall affect, impair or be a defense to this Guaranty, nor shall any other circumstance which might otherwise constitute a defense available to, or legal or equitable discharge of Borrower in respect of any of the Guaranteed Obligations or Guarantor in respect of this Guaranty, affect, impair or be a defense to this Guaranty. Without limitation of the foregoing, the liability of Guarantor hereunder shall not be discharged or impaired in any respect by reason of any failure by Lender to perfect or continue perfection of any lien or security interest in any collateral for the Guaranteed Obligations or any delay by Lender in perfecting any such lien or security interest. As to interest, fees and expenses, whether arising before or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute, Guarantor shall be liable therefor, even if Borrower's liability for such amounts does not, or ceases to, exist by operation of law.

     This Guaranty is absolute, unconditional and continuing. Payment by Guarantor shall be made to Lender at its office from time to time on demand as Guaranteed Obligations become due. One or more successive or concurrent actions may be brought hereon against Guarantor, either in the same action in which Borrower or any other Obligors are sued or in separate actions.

     Payment of all amounts now or hereafter owed to Guarantor by Borrower or any other Obligor is hereby subordinated in right of payment to the indefeasible payment in full to Lender of the Guaranteed Obligations and is hereby assigned to Lender as security therefor; provided however, that in the absence of an event of default under the Loan Agreement, the payment subordination described above shall not apply to the payment by Borrower to Guarantor of (i) compensation and related fringe benefit payments and payments for Guarantor's services to the Borrower as an officer and director thereof, which on an annual basis in the aggregate shall not exceed $250,000.00 and (ii) distributions to Guarantor as a shareholder of Borrower of Borrower's retained earnings to the extent permitted by the Loan Agreement. Until all of the Guaranteed Obligations have been indefeasibly paid, satisfied and discharged in full, Guarantor hereby irrevocably and unconditionally waives and relinquishes all statutory, contractual, common law, equitable and all other claims against Borrower, any collateral for the Guaranteed Obligations or other assets of Borrower or any other

Obligor, for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect of sums paid or payable to Lender by Guarantor hereunder and Guarantor hereby further irrevocably and unconditionally waives and relinquishes any and all other benefits which Guarantor might otherwise directly or indirectly receive or be entitled to receive by reason of any amounts paid by or collected or due from Guarantor, Borrower or any other Obligor upon the Guaranteed Obligations or realized from their property.

                  All sums at any time owed by Lender to Guarantor or to the credit of Guarantor and any property of Guarantor on which Lender at any time has a lien or security interest or of which Lender at any time has possession, shall secure payment and performance of all Guaranteed Obligations and all other obligations of Guarantor to Lender however arising.

                  In case proceedings be instituted by or against Guarantor or any other Obligor, in bankruptcy or insolvency, or for reorganization, arrangement, receivership, or the like, or if Guarantor or any other Obligor calls a meeting of creditors or makes any assignment for the benefit of creditors, or upon the occurrence of any event which constitutes an event of default under the Financing Agreements, the liability of Guarantor for the entire Guaranteed Obligations shall mature, even if the liability of Borrower or any other Obligor therefor does not; provided, however that in the case of any involuntary bankruptcy proceeding filed against Guarantor, Guarantor shall have a period of sixty (60) days from the date of such filing to cause the same to be terminated or withdrawn before the same shall result in the liability of Guarantor for the entire Guaranteed Obligations to mature.

                  Guarantor shall continue to be liable hereunder until one of Lender's officers actually receives a written termination notice by certified mail; but the giving of such notice shall not relieve Guarantor from liability for any Guaranteed Obligations incurred before termination or for post-termination collection expenses and interest pertaining to any Guaranteed Obligations arising before termination.

                  Guarantor agrees that this Guaranty shall remain in full force and effect or be reinstated, as the case may be, if at any time payment of any of the Guaranteed Obligations is rescinded or otherwise restored by Lender to Borrower or to any other person who made such payment, or to the creditors or creditors' representative of Borrower or such other person.

                  Lender's books and records showing the account between Lender and Borrower shall be admissible in evidence in any action or proceeding as prima facie proof of the items therein set forth, and any written statements rendered by Lender to Borrower, to the extent to which no written objection is made within sixty (60) days after the date thereof, shall be considered correct and be binding on Guarantor as an account stated for purposes of this Guaranty.

                  No delay on Lender's part in exercising any rights hereunder or failure to exercise the same shall constitute a waiver of such rights. No notice to, or demand on, Guarantor shall be deemed to be a waiver of the obligation of Guarantor to take further action without notice or demand as provided herein. No waiver of any of Lender's rights hereunder, and no modification or amendment of this Guaranty, shall be deemed to be made by Lender unless the same shall be in writing, duly signed on Lender's behalf, and each such waiver, if any, shall apply only with respect to the specific instance involved and shall in no way impair Lender's rights or the obligations of Guarantor to Lender in any other respect at any other time.

                  Guarantor hereby releases and exculpates Lender, its officers, employees and designees, from any liability arising from any acts under this Guaranty or in furtherance thereof, whether as attorney-in-fact or otherwise, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for willful misconduct or gross negligence.

                  This Guaranty is binding upon Guarantor and Guarantor's heirs, representatives and assigns and shall benefit Lender and its successors, endorsees, transferees and assigns. The term "Guarantor" wherever used herein shall mean the undersigned and any one or more heirs, representatives and assigns. All references to Borrower and Lender herein shall include their respective successors and assigns. This instrument shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York (without regard to New York conflicts of laws principles).

     Guarantor and Lender waive all rights to trial by jury in any action or proceeding instituted by either of them against the other which pertains directly or indirectly to this Guaranty, any alleged tortious conduct by Guarantor or Lender, or, in any way, directly or indirectly, arising out of or related to the relationship between Guarantor and Lender or Borrower and Lender. GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING. In no event will Lender be liable for lost profits or other special, exemplary, punitive or consequential damages.

     Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any kind, nature or description in any action or proceeding instituted by Lender with respect to this Guaranty or any matter arising herefrom or relating hereto, except compulsory counterclaims.

     Guarantor hereby irrevocably submits and consents to the non-exclusive jurisdiction of the State and Federal Courts located in the State and City of New York with respect to any action or proceeding arising out of this Guaranty or any matter arising herefrom or relating hereto. Any such action or proceeding commenced by Guarantor against Lender will be litigated only in a Federal Court located in the district, or a State Court in the State and County of New York, and Guarantor waives any objection based on forum non conveniens and any objection to venue in connection therewith.

     In any such action or proceeding, Guarantor waives personal service of the summons and complaint or other process and papers therein and agrees that any process or notice of motion or other application to any of said Courts or a judge thereof, or any notice in connection with any proceedings hereunder may be served (i) inside or outside such State by registered or certified mail, return receipt requested, addressed to Guarantor at the address set forth below or which Guarantor has previously advised Lender in writing and as indicated in the records of Lender and service or notice so served shall be deemed complete five
(5) days after the same shall have been posted or (ii) in such other manner as may be permissible under the rules of said Courts. GUARANTOR ACKNOWLEDGES THAT THE WAIVERS SET FORTH IN THIS GUARANTY ARE SPECIFIC AND MATERIAL ASPECTS OF THIS GUARANTY AND THAT LENDER WOULD NOT EXTEND CREDIT TO THE BORROWER IF THE WAIVERS SET FORTH IN THIS GUARANTY WERE NOT A PART OF THIS GUARANTY.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE MAXIMUM LIABILITY OF THE GUARANTOR FOR THE GUARANTEED OBLIGATIONS SHALL NOT EXCEED THE SUM OF (A) $500,000, PLUS (B) INTEREST ON SUCH $500,000 AT THE THEN APPLICABLE RATE PROVIDED FOR IN THE LOAN AGREEMENT FROM THE DATE OF DEMAND FOR ANY PAYMENT HEREUNDER PLUS ANY AND ALL COSTS AND EXPENSES OF COLLECTION HEREUNDER (INCLUDING WITHOUT LIMITATION ATTORNEYS' FEES AND OTHER EXPENSES).


IF (I) THE TANGIBLE NET WORTH (AS DEFINED IN THE LOAN AGREEMENT) OF BORROWER IS EQUAL TO OR GREATER THAN $4,500,000 AT ALL TIMES DURING THE PERIOD COMMENCING ON THE CLOSING DATE OF THE TRANSACTIONS CONTEMPLATED BY BORROWER'S REGISTRATION STATEMENT FOR THE INITIAL PUBLIC OFFERING OF ITS COMMON STOCK AND CONTINUING UNTIL THE FIRST ANNIVERSARY OF THE DATE OF THIS GUARANTY, AND (II) SO LONG AS NO EVENT OF DEFAULT HAS OCCURRED UNDER THE LOAN AGREEMENT, THEN THIS GUARANTY SHALL THEREUPON BE TERMINATED AND SHALL BE OF NO FURTHER FORCE OR EFFECT.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, Guarantor has executed and delivered this Guaranty as of the day and year first above written.



                                        /s/ Ben Neman
                                       --------------------------------

                                        Ben Neman

                                        Address: 6929 Mayvonhuyrst Ave
                                        Van Nuys, Ca, 91496

 STATE OF                )
                         ) ss.
 COUNTY OF               )


     On this_____day of June, 1996, before me personally came Ben Neman, to me known, who, being by me duly sworn, did depose and say that he executed the foregoing instrument as his free act and deed for the purposes therein contained.




                                        --------------------------------
                                        Notary Public